Exhibit 28 (j) (2) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees of Federated Hermes Income Securities Trust:

We consent to the use of our report dated January 25, 2021, with respect to the financial statements of Federated Hermes Capital Income Fund, a series of the Federated Hermes Income Securities Trust as of November 30, 2020, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

January 25, 2021